Exhibit (n)(4)

September 10, 2014

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated August 7, 2014 on our review of interim financial information of Apollo Investment Corporation (the “Company”) for the three month periods ended June 30, 2014 and 2013 and included in the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2014 is included in its Registration Statement on Form N-2, dated September 10, 2014.

Very truly yours,

/s/ PricewaterhouseCoopers LLP